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                                  EXHIBIT 23.1
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS



American Business Financial Services, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed on September 29, 1998, File No. 333-64655, the Form S-8 Registration Statement filed on July 1, 1999, File No. 333-82127, the Form S-8 Registration Statement filed May 26, 2000, File No. 333-37944 and the Form S-8 Registration Statement filed May 3, 2002 File No. 333-87598, of our report dated October 8, 2004, relating to the consolidated financial statements and schedules of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 2004.




/s/ BDO Seidman, LLP
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BDO Seidman, LLP


Philadelphia, Pennsylvania
October 13, 2004